SECURITIES AND EXCHANGE COMMISSION

				Washington, D.C.  20549

					FORM 8-K


				CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 2, 1998

SYQUEST TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674 				94-2793941
(Commission File Number)	(IRS Employer Identification No.)

47071 Bayside Parkway, Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (510) 226-
4000

Not Applicable
(Former name or former address, if changed since last report.)



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		INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events

SYQUEST SUSPENDS OPERATIONS/TRADING IN ITS SECURITIES IS HALTED

On November 2, 1998, the Company announced that that it has suspended operations and is considering alternatives including filing a Chapter 11 petition under the U.S. Bankruptcy Code. That decision was precipitated as a result of the Companys
worsening financial crisis. 	After discussions of its current
circumstances with the Market Watch department of the Nasdaq Stock Market, trading in the Companys securities was also suspended. Notwithstanding the foregoing, the Company plans to maintain limited support to its customers while it evaluates its alternatives.

Item 7.   Financial Statements and Exhibits

	c)   Exhibits

	 99.1	Registrant's Press Release dated November 2, 1998.

					SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SYQUEST TECHNOLOGY, INC.
                                   (Registrant)


Date:  November 3, 1998 		By	/s/ Henry Lo
						Henry Lo,  Chief Financial Officer

										Exhibit 99.1

For Immediate Release

	SYQUEST TECHNOLOGY, INC. SUSPENDS OPERATIONS AND REQUESTS
SECURITIES TRADING HALT

Fremont, California, November 2, 1998, SyQuest Technology, Inc. (Nasdaq:SYQT), announced today that it has suspended operations and is considering alternatives including filing a Chapter 11 petition under the Bankruptcy Code. The company plans to maintain limited support to its customers.

Under these circumstances, SyQuest has requested a halt in the trading of its securities. For further details on these and related matters, please consult the Companys Form 8K filed on October 27, 1998 and previous SEC filings.



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This news release contains forward-looking statements that
involve risks and uncertainties, including competition in the marketplace for the Companys products, and other risks detailed from time to time in the SEC reports filed by SyQuest including its most recent reports on Forms 8K, 10K, and 10Q.

1998 SyQuest is a registered trademark and the SyQuest logo is a trademark of SyQuest Technology, Inc. All other brands or trade names are the property of their respective companies.